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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 7, 2000


                            PROTEIN DESIGN LABS, INC.
             (Exact name of registrant as specified in its charter)

                           -------------------------

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
               Delaware                        0-19756                      94-3023969
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    (State or other jurisdiction of   (Commission File Number)   (IRS Employer Identification No.)
            incorporation)
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                               34801 Campus Drive
                         Fremont View, California 94555
               (Address of principal executive offices) (Zip Code)
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        Registrant's telephone number, including area code (510) 574-1400


          (Former name or former address, if changed since last report)



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ITEM 5. OTHER MATTERS

     On September 7, 2000, Protein Design Labs, Inc. (the "Company") issued a press release announcing that the Company has agreed to adapt for human use a murine antibody from Eli Lilly and Company ("Lilly").

     On September 18, 2000, the Company issued a press release announcing that the Company has entered into a second antibody humanization agreement with Lilly.

     On September 25, 2000, the Company issued a press release announcing the Company's public offering of 3,000,000 shares of its common stock at a price of $118.4375 per share.

     On September 29, 2000, the Company issued a press release announcing the completion of the Company's public offering of 3,000,000 shares of its common stock at a price of $118.4375 per share.

     The foregoing matters are discussed in greater detail in the Company's press releases, copies of which are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits:

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     99.1     Press Release dated September 7, 2000.

     99.2     Press Release dated September 18, 2000.

     99.3     Press Release dated September 25, 2000.

     99.4     Press Release dated September 29, 2000.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PROTEIN DESIGN LABS, INC.


Date:  October 6, 2000             By: /s/ Douglas O. Ebersole
                                       -----------------------------------------
                                       Douglas O. Ebersole
                                       Senior Vice President,
                                       Legal and Licensing



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                                  EXHIBIT INDEX

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Exhibit No.  Description
     99.1     Press Release dated September 7, 2000.

     99.2     Press Release dated September 18, 2000.

     99.3     Press Release dated September 25, 2000.

     99.4     Press Release dated September 29, 2000.
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